FOREIGN CUSTODY MANAGER AGREEMENT

      AGREEMENT made as of May 24, 2006 between The Bank of New York ("BNY") and WisdomTree Trust (the "Trust"), on behalf of each fund listed on Schedule I hereto, as such Schedule may be amended from time to time by BNY (each hereinafter the "Fund").

                              W I T N E S S E T H:

      WHEREAS, the Trust desires to appoint BNY as a Foreign Custody Manager for each Fund on the terms and conditions contained herein;

      WHEREAS, BNY desires to serve as a Foreign Custody Manager and perform the duties set forth herein on the terms and conditions contained herein;

      NOW THEREFORE, in consideration of the mutual promises hereinafter contained in this Agreement, the Trust and BNY hereby agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

      Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

      1. "Board" shall mean the board of directors or board of trustees, as the case may be, of each Fund.

      2. "Eligible Foreign Custodian" shall have the meaning provided in the Rule.

      3. "Monitoring System" shall mean a system established by BNY to fulfill the Responsibilities specified in clauses (d) and (e) of Section 1 of Article III of this Agreement.

      4. "Responsibilities" shall mean the responsibilities delegated to BNY under the Rule as a Foreign Custody Manager with respect to each Specified Country and each Eligible Foreign Custodian selected by BNY, as such responsibilities are more fully described in Article III of this Agreement.

      5. "Rule" shall mean Rule 17f-5 under the Investment Company Act of 1940, as amended on June 12, 2000.

      6. "Specified Country" shall mean each country listed on Schedule II attached hereto and each country, other than the United States, constituting the primary market for a security with respect to which the Fund has given settlement instructions to The Bank of New York as custodian (the "Custodian") under its Custody Agreement with the Fund.

                                  ARTICLE II.
                        BNY AS A FOREIGN CUSTODY MANAGER

      1. Each Fund on behalf of its Board hereby delegates to BNY with respect to each Specified Country the Responsibilities.

      2. BNY accepts the Board's delegation of Responsibilities with respect to each Specified Country and agrees in performing the Responsibilities as a Foreign Custody Manager to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of each Fund's assets would exercise.

      3. BNY shall provide to the Board at such times as the Board deems reasonable and appropriate based on the circumstances of each Fund's foreign custody arrangements written reports notifying the Board of the placement of assets of the Fund with a particular Eligible Foreign Custodian within a Specified Country and of any material change in the arrangements (including the contract governing such arrangements) with respect to assets of the Fund with any such Eligible Foreign Custodian.

                                  ARTICLE III.
                                RESPONSIBILITIES

      1. Subject to the provisions of this Agreement, BNY shall with respect to each Specified Country select an Eligible Foreign Custodian. In connection therewith, BNY shall: (a) determine that assets of the Fund held by such Eligible Foreign Custodian will be subject to reasonable care, based on the standards applicable to custodians in the relevant market in which such Eligible Foreign Custodian operates, after considering all factors relevant to the safekeeping of such assets, including, without limitation, those contained in paragraph (c)(1) of the Rule; (b) determine that the Fund's foreign custody arrangements with each Eligible Foreign Custodian are governed by a written contract with the Custodian which will provide reasonable care for the Fund's assets based on the standards specified in paragraph (c)(1) of the Rule; (c) determine that each contract with an Eligible Foreign Custodian shall include the provisions specified in paragraph (c)(2)(i)(A) through (F) of the Rule or, alternatively, in lieu of any or all of such (c)(2)(i)(A) through (F) provisions, such other provisions as BNY determines will provide, in their entirety, the same or a greater level of care and protection for the assets of the Fund as such specified provisions; (d) monitor pursuant to the Monitoring System the appropriateness of maintaining the assets of the Fund with a particular Eligible Foreign Custodian pursuant to paragraph (c)(1) of the Rule and the performance of the contract governing such arrangement; and (e) advise the Fund whenever BNY determines under the Monitoring System that an arrangement (including, any material change in the contract governing such arrangement) described in preceding clause (d) no longer meets the requirements of the Rule.

      2. For purposes of preceding Section 1 of this Article, BNY's determination of appropriateness shall not include, nor be deemed to include, any evaluation of Country Risks associated with investment in a particular country. For purposes hereof, "Country Risks" shall mean systemic risks of holding assets in a particular country including but not limited to (a) an Eligible Foreign Custodian's use of any depositories that act as or operate a system or a transnational system for the central handling of securities or any equivalent book-entries; (b) such country's financial infrastructure; (c) such country's prevailing custody and settlement practices; (d) nationalization, expropriation or other governmental actions; (e) regulation of the banking or securities industry; (f) currency controls, restrictions, devaluations or fluctuations; and (g) market conditions which affect the orderly execution of securities transactions or affect the value of securities.

                                  ARTICLE IV.
                                 REPRESENTATIONS

      1. The Trust hereby represents that: (a) this Agreement has been duly authorized, executed and delivered by the Trust, constitutes a valid and legally binding obligation of the Trust enforceable in accordance with its terms, and no statute, regulation, rule, order, judgment or contract binding on the Trust prohibits the Trust's execution or performance of this Agreement; (b) this Agreement has been approved and ratified by the Board at a meeting duly called and at which a quorum was at all times present, and (c) the Board or the Funds' investment advisor has considered the Country Risks associated with investment in each Specified Country and will have considered such risks prior to any settlement instructions being given to the Custodian with respect to any other country.

      2. BNY hereby represents that: (a) BNY is duly organized and existing under the laws of the State of New York, with full power to carry on its businesses as now conducted, and to enter into this Agreement and to perform its obligations hereunder; (b) this Agreement has been duly authorized, executed and delivered by BNY, constitutes a valid and legally binding obligation of BNY enforceable in accordance with its terms, and no statute, regulation, rule, order, judgment or contract binding on BNY prohibits BNY's execution or performance of this Agreement; and (c) BNY has established the Monitoring System.

                                   ARTICLE V.
                                 CONCERNING BNY

      1. BNY shall not be liable for any costs, expenses, damages, liabilities or claims, including attorneys' and accountants' fees, sustained or incurred by, or asserted against, a Fund except to the extent the same arises out of the failure of BNY to exercise the care, prudence and diligence required by Section 2 of Article II hereof. In no event shall BNY be liable to the Funds, the Board, or any third party for special, indirect or consequential damages, or for lost profits or loss of business, arising in connection with this Agreement.

      2. The Trust shall indemnify BNY and hold it harmless from and against any and all costs, expenses, damages, liabilities or claims, including attorneys' and accountants' fees, sustained or incurred by, or asserted against, BNY by reason or as a result of any action or inaction, or arising out of BNY's performance hereunder, provided that the Fund shall not indemnify BNY to the extent any such costs, expenses, damages, liabilities or claims arises out of BNY's failure to exercise the reasonable care, prudence and diligence required by Section 2 of Article II hereof.

      3. For its services hereunder, the Trust agrees to pay to BNY such compensation and out-of-pocket expenses as shall be mutually agreed in writing.

      4. BNY shall have only such duties as are expressly set forth herein. In no event shall BNY be liable for any Country Risks associated with investments in a particular country.

                                  ARTICLE VI.
                                  MISCELLANEOUS

      1. This Agreement constitutes the entire agreement between the Trust and BNY as a foreign custody manager, and no provision in the Custody Agreement between the Fund and the Custodian shall affect the duties and obligations of BNY hereunder, nor shall any provision in this Agreement affect the duties or obligations of the Custodian under the Custody Agreement.

      2. Any notice or other instrument in writing, authorized or required by this Agreement to be given to BNY, shall be sufficiently given if received by it at its offices at 1 Wall Street, 25th Floor, New York, New York 10286, or at such other place as BNY may from time to time designate in writing.

      3. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Trust shall be sufficiently given if received by it at its offices at 48 Wall Street, Suite 1100, New York, New York 10005 c/o WisdomTree Investments, Attn: Legal Department or at such other place as the Fund may from time to time designate in writing.

      4. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected thereby. This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided however, that this Agreement shall not be assignable by either party without the written consent of the other.

      5. This Agreement shall be construed in accordance with the substantive laws of the State of New York, without regard to conflicts of laws principles thereof. The Trust and BNY hereby consent to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder. The Trust hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that such proceeding brought in such a court has been brought in an inconvenient forum. The Trust and BNY each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

      6. The parties hereto agree that in performing hereunder, BNY is acting solely on behalf of the Fund and no contractual or service relationship shall be deemed to be established hereby between BNY and any other person by reason of this Agreement.

      7. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

      8. This Agreement shall terminate simultaneously with the termination of the Custody Agreement between the Fund and the Custodian, and may otherwise be terminated by either party giving to the other party a notice in writing specifying the date of such termination, which shall be not less than thirty (30) days after the date of such notice.

      9. The parties acknowledge that the obligations of the Funds hereunder are several and not joint, that no Fund shall be liable for any amount owing by another Fund and that the Series have executed one instrument for convenience. It is expressly acknowledged and agreed that the obligations of the Trust hereunder shall not be binding upon any of the shareholders, Trustees, officers, employees or agents of the Trust, personally, but shall bind only the trust property of the Trust, as provided in its Declaration of Trust. The execution and delivery of this Agreement have been authorized by the Trustees of the Trust and signed by an officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in its Declaration of Trust.

      IN WITNESS WHEREOF, the Trust and BNY have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the date first above written.



                                      WISDOMTREE TRUST,



                                      ON BEHALF OF EACH FUND LISTED ON
                                      SCHEDULE I HERETO



                                      By: /s/ Jonathan Steinberg
                                         ---------------------------------------

                                      Name:  Jonathan Steinberg

                                      Title: President

                                      Tax Identification No.: 20-6808186



                                      THE BANK OF NEW YORK



                                      By: /s/ Edward G. McGann
                                         ---------------------------------------

                                      Name:  Edward G. McGann

                                      Title: Managing Director

                                   SCHEDULE I
                                      Funds

WisdomTree Total Dividend Fund                                EIN No. 20-4184568
WisdomTree High-Yielding Equity Fund                          EIN No. 20-4184623
WisdomTree LargeCap Dividend Fund                             EIN No. 20-4185467
WisdomTree Dividend Top 100 Fund                              EIN No. 20-4185397
WisdomTree MidCap Dividend Fund                               EIN No. 20-4185514
WisdomTree SmallCap Dividend Fund                             EIN No. 20-4185562
WisdomTree DIEFA Fund                                         EIN No. 20-4185606
WisdomTree DIEFA High-Yielding Equity Fund                    EIN No. 20-4185692
WisdomTree Europe Total Dividend Fund                         EIN No. 20-4185737
WisdomTree Europe High-Yielding Equity Fund                   EIN No. 20-4184691
WisdomTree Japan Total Dividend Fund                          EIN No. 20-4184758
WisdomTree Japan High-Yielding Equity Fund                    EIN No. 20-4184829
WisdomTree Pacific Ex-Japan Total Dividend Fund               EIN No. 20-4184884
WisdomTree Pacific Ex-Japan High-Yielding Equity Fund         EIN No. 20-4184932
WisdomTree International LargeCap Dividend Fund               EIN No. 20-4185073
WisdomTree International Dividend Top 100 Fund                EIN No. 20-4185016
WisdomTree International MidCap Dividend Fund                 EIN No. 20-4185270
WisdomTree International SmallCap Dividend Fund               EIN No. 20-4185347
WisdomTree Europe SmallCap Dividend Fund                      EIN No. 20-6905697
WisdomTree Japan SmallCap Dividend Fund                       EIN No. 20-6905707
WisdomTree International Basic Materials Sector Fund          EIN No. 56-2607541
WisdomTree International Communications Sector Fund           EIN No. 56-2607546
WisdomTree International Consumer Cyclical Sector Fund        EIN No. 56-2607544
WisdomTree International Consumer Non-Cyclical Sector Fund    EIN No. 35-2278351
WisdomTree International Energy Sector Fund                   EIN No. 37-1528469
WisdomTree International Financial Sector Fund                EIN No. 38-3741548
WisdomTree International Health Care Sector Fund              EIN No. 61-1508734
WisdomTree International Industrial Sector Fund               EIN No. 36-4593645
WisdomTree International Technology Sector Fund               EIN No. 30-0380110
WisdomTree International Utilities Sector Fund                EIN No. 32-0181041



Dated: June 12, 2006

                                   SCHEDULE II

                               Specified Countries


                                    Austria
                                    Belgium
                                    Britain
                                    Denmark
                                    Finland
                                    France
                                    Germany
                                    Greece
                                    Ireland
                                    Italy
                                    Netherlands
                                    Norway
                                    Portugal
                                    Spain
                                    Sweden
                                    Switzerland
                                    Japan
                                    New Zealand
                                    Australia
                                    Hong Kong
                                    Singapore